Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of a statement on Schedule 13D and any and all amendments thereto as well as any other form(s), statement(s), report(s), and/or document(s) related thereto with respect to the Ordinary Shares, no par value, of MDxHealth SA beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of December 1, 2021.

VALIANCE ASSET MANAGEMENT LIMITED

By:	/s/ Richard Bray
Name:	Richard Bray
Title:	Director

TOPMDX LTD.

By:	/s/ Richard Bray
Name:	Richard Bray
Title:	Director

VALIANCE LIFE SCIENCES GROWTH INVESTMENTS GP S.Á.R.L.

By:	/s/ Benoni Dufour
Name:	Benoni Defour
Title:	Director

VALIANCE LIFE SCIENCES GROWTH INVESTMENTS SICAV-SIF

By:	/s/ Benoni Defour
Name:	Benoni Defour
Title:	Director